Exhibit 17

EVERY VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours
VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours
VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope
VOTE IN PERSON Attend Shareholder Meeting 625 Fourth Avenue South Minneapolis, MN 55415 on July 30, 2019

Please detach at perforation before mailing.

PROXY	THRIVENT PARTNER EMERGING MARKETS EQUITY FUND
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JULY 30, 2019
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THRIVENT MUTUAL FUNDS

The undersigned hereby appoints Michael W. Kremenak, Jill M. Forte, and John D. Jackson, or any of them, with the right of substitution, proxies of the undersigned at the special meeting of shareholders of Thrivent Partner Emerging Markets Equity Fund (the “Target Fund”), a series of Thrivent Mutual Funds (the “Trust”), to be held at the offices of Thrivent Financial for Lutherans, 625 Fourth Avenue South, Minneapolis, Minnesota 55415 on July 30, 2019 at 9:00 a.m. Central Time, or at any postponements or adjournments thereof, with all the powers which the undersigned would possess if personally present, and instructs them to vote in their discretion upon any matters which may properly be acted upon at this Meeting and specifically as indicated on the reverse side of this proxy card. Please refer to the proxy statement for a discussion of these matters.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying Prospectus/Proxy Statement, which describes the matters to be considered and voted on.

This proxy will be voted as instructed. If no specification is made for a proposal, the proxy will be voted “FOR” the proposal. The Proxies are authorized in their discretion to vote upon such other matters as may come before the Meeting or any adjournments or postponements thereof.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

PLEASE VOTE VIA INTERNET OR TELEPHONE OR MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

TPE_30635_040919

EVERY VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Shareholders to Be Held on July 30, 2019.

The Prospectus/Proxy Statement for this meeting is available at:

https://www.proxy-direct.com/thr-30635

Please detach at perforation before mailing.

  THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF TRUSTEES. YOUR VOTE IS IMPORTANT.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:

Proposal YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

  1.  To approve an Agreement and Plan of Reorganization pursuant to which the Target Fund would (i) transfer all of its assets to Thrivent International Allocation Fund (the “Acquiring Fund”), a series of the Trust, in exchange for Class A and Class S Shares of the Acquiring Fund, (ii) distribute such Class A and Class S Shares of the Acquiring Fund to shareholders of the Target Fund, and (iii) dissolve.

FOR ☐	AGAINST ☐	ABSTAIN ☐
2. To transact such other business as may properly be presented at the Meeting or any adjournment thereof.

Authorized Signatures — This section must be completed for your vote to be counted. — Sign and Date Below

Note:

Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
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Scanner bar code
xxxxxxxxxxxxxx	TPE 30635	M xxxxxxxx	+